GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2015 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - May 4, 2015 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the first quarter ended March 31, 2015. Greenlight Re reported a net loss of $24.0 million for the first quarter of 2015, compared to a net loss of $8.9 million for the same period in 2014. The net loss per share for the first quarter of 2015 was $0.65, compared to a net loss per share of $0.24 for the same period in 2014.

Fully diluted adjusted book value per share was $30.09 as of March 31, 2015, a 9.0% increase from $27.61 per share as of March 31, 2014.

“We are pleased with the new business and relationships we developed during the first quarter,”
said Bart Hedges, Chief Executive Officer of Greenlight Re. “At the same time, we continue to maintain our underwriting discipline in this competitive environment.”

Financial and operating highlights for Greenlight Re for the first quarter ended March 31, 2015 include:

•
Gross written premiums of $129.7 million, an increase from $118.9 million in the first quarter of 2014; net earned premiums were $94.8 million, a decrease from $111.7 million reported in the prior-year period.

•	Underwriting income of $4.7 million, compared to underwriting income of $6.5 million in the first quarter of 2014.

•	A net investment loss of 1.8% on Greenlight Re's investment portfolio managed by DME Advisors, LP compared to a net investment loss of 0.7% in the first quarter of 2014.

“Our investment portfolio had a small loss during the quarter. We became more defensively positioned through the quarter as we anticipate earnings headwinds to manifest this year,” stated David Einhorn, Chairman of the Board of Directors. “We are encouraged by the increase in underwriting activity during the quarter as we prudently develop new relationships.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter ended March 31, 2015 on Tuesday, May 5, 2015 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. First Quarter 2015 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. First Quarter 2015 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10064156

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre150505.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 5, 2015 until 9:00 a.m. Eastern time on May 12, 2015.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10064156. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:

Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2015 and December 31, 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$47,338	$49,212
Equity securities, trading, at fair value	1,245,720	1,266,175
Other investments, at fair value	159,604	115,591
Total investments	1,452,662	1,430,978
Cash and cash equivalents	11,466	12,030
Restricted cash and cash equivalents	1,524,999	1,296,914
Financial contracts receivable, at fair value	41,482	47,171
Reinsurance balances receivable	137,597	151,185
Loss and loss adjustment expenses recoverable	2,655	11,523
Deferred acquisition costs, net	42,554	34,420
Unearned premiums ceded	3,670	4,027
Notes receivable	30,115	1,566
Other assets	6,028	5,478
Total assets	$3,253,228	$2,995,292
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$1,327,605	$1,090,731
Financial contracts payable, at fair value	40,312	44,592
Due to prime brokers	255,660	211,070
Loss and loss adjustment expense reserves	260,310	264,243
Unearned premium reserves	160,981	128,736
Reinsurance balances payable	11,940	40,372
Funds withheld	6,770	6,558
Other liabilities	19,002	14,949
Total liabilities	2,082,580	1,801,251
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 31,266,732 (2014: 31,129,648): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,895 (2014: 6,254,895))	3,752	3,738
Additional paid-in capital	501,587	500,553
Retained earnings	636,813	660,860
Shareholders’ equity attributable to shareholders	1,142,152	1,165,151
Non-controlling interest in joint venture	28,496	28,890
Total equity	1,170,648	1,194,041
Total liabilities and equity	$3,253,228	$2,995,292

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three months ended March 31, 2015 and 2014
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2015	2014
Revenues
Gross premiums written	$129,682	$118,901
Gross premiums ceded	(1,626)	(5,940)
Net premiums written	128,056	112,961
Change in net unearned premium reserves	(33,263)	(1,272)
Net premiums earned	94,793	111,689
Net investment income (loss)	(24,829)	(10,150)
Other income (expense), net	1,588	182
Total revenues	71,552	101,721
Expenses
Loss and loss adjustment expenses incurred, net	63,207	67,363
Acquisition costs, net	26,841	37,796
General and administrative expenses	6,160	6,200
Total expenses	96,208	111,359
Loss before income tax expense	(24,656)	(9,638)
Income tax (expense) benefit	215	560
Net loss including non-controlling interest	(24,441)	(9,078)
Loss attributable to non-controlling interest in joint venture	394	197
Net loss	$(24,047)	$(8,881)
Earnings (loss) per share
Basic	$(0.65)	$(0.24)
Diluted	$(0.65)	$(0.24)
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	37,173,008	36,808,386
Diluted	37,173,008	36,808,386

The following table provides the ratios for the three months ended March 31, 2015 and 2014:

	Three months ended March 31
		2015			2014
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	69.5%	29.8%	66.7%	62.8%	18.8%	60.3%
Acquisition cost ratio	28.9%	20.6%	28.3%	34.9%	16.1%	33.8%
Composite ratio	98.4%	50.4%	95.0%	97.7%	34.9%	94.1%
Internal expense ratio			5.2%			4.8%
Corporate expense ratio			1.3%			0.7%
Combined ratio			101.5%			99.6%